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                                  EXHIBIT 23.1



             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors of Citadel Holding Corporation:

     We consent to the incorporation by reference in this Registration Statement of Citadel Holding Corporation on Form S-8 of our report on the Consolidated Financial Statements of Citadel Holding Corporation dated March 20, 1997, appearing in the Annual Report on Form 10-K of Citadel Holding Corporation.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Citadel Holding Corporation listed in Item 14. This financial statement schedule is the responsibility of the management of Citadel Holding Corporation. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

Los Angeles, California
September 24, 1997